Exhibit 10.1

ASSIGNMENT AGREEMENT

This ASSIGNMENT AGREEMENT (the “Agreement”), dated as of December 31, 2011 (the “Effective Date”) by and among One Bio Corp., a Florida corporation (“Assignor”), Global Fund Holdings, Corp., an Ontario corporation (the “Assignee”), and Trade Finance Solutions Inc., an Ontario corporation (“TFS”) (all parties referred to herein collectively as the “Parties”).

WHEREAS, on August 26, 2009, Assignor acquired 3,990 shares of common stock (the "TFS Shares"), of TFS pursuant to that certain Share Purchase Agreement (the “Share Purchase Agreement”) by and among Assignor, TFS and the stockholders of TFS (the “Stockholders”) for a total consideration of $1,279,914 (the “Cash Purchase Price”) and 17,066 shares of common stock of Assignor (the “Equity Consideration”).  A copy of the Share Purchase Agreement is annexed hereto as Exhibit A;

WHEREAS, the parties hereto agree that in lieu of receiving - the Equity Consideration Assignee shall pay the Stockholders an aggregate of $73,384 in cash (“Equity Consideration Cash Equivalent”). The Equity Consideration Cash Equivalent shall be added to the Cash Purchase Price and paid as provided for in the Stock Purchase Agreement. The parties hereto further agree that the Assignee shall pay any outstanding Quarterly Installment Payments as defined in the Share Purchase Agreement due up to Dec 31, 2011 on March 31, 2012.

WHEREAS, subject to the terms and conditions of this Agreement, Assignor desires to assign to Assignee and Assignee wishes to assume the TFS Shares and the Share Purchase Agreement and all of the obligations thereunder, including, but not limited to, the Assignor’s obligation to pay the Cash Purchase Price and Equity Consideration;

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

1.           The foregoing recitals are adopted and incorporated herein by reference.

2.           Assignor hereby agrees that, as of the Effective Date, it hereby transfers all of its right title and interest in and to the TFS Shares to Assignee and hereby assigns to Assignee the Share Purchase Agreement and all of its rights and obligations thereunder, including, but not limited to, its obligation to pay the Cash Purchase Price and Equity Consideration to the Stockholders.

3.           Assignee hereby assumes and agrees to perform all covenants, agreements, and undertakings of the Assignor which either have not yet been performed by Assignor or those arising after the date hereof under the Share Purchase Agreement.  Assignee hereby agrees to indemnify, protect, defend and hold Assignor harmless from claims, demands, losses, actions or expenses, including reasonable attorneys' fees, arising from obligations of the Assignor regarding the Share Purchase Agreement.

4.           This Agreement and the Exhibits hereto embodies the entire agreement among the parties relative to the subject matter, and there are no oral or written agreements between the parties, nor any representations made by either party relative to the subject matter, which are not expressly set forth herein.

5.           This Agreement may only be amended by a written instrument executed by the party or parties to be bound thereby.

6.            In the event it becomes necessary for either party hereto to file suit to enforce this Agreement or any provision contained herein, the party prevailing in such suit shall be entitled to recover, in addition to all other remedies or damages as herein provided, reasonable attorneys', paralegals', or expert witnesses' fees and costs incurred in such suit at trial or on appeal or in connection with any bankruptcy or similar proceedings.

7.           This Agreement may be executed in a number of identical counterparts, including by facsimile or PDF, each of which for all purposes is deemed an original, and all of which constitute collectively one (1) agreement, but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

8.           This Agreement, and its enforcement, shall be governed by and construed in accordance with the laws of the Province of Ontario, without giving effect to conflicts of laws thereof.  Each of the parties consents to the jurisdiction of the Courts of the Province of Ontario sitting in Toronto, Ontario in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non-conveniens to the bringing of any such proceeding in such jurisdiction.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on as of the date first above written.

ONE BIO CORP.

By:	/s/ Marius Silvasan
Name: Marius Silvasan
Title: Chief Executive Officer

GLOBAL FUND HOLDINGS, CORP.

By:	/s/ Steve McDonald
Name: Steve McDonald
Title: President

TRADE FINANCE SOLUTIONS INC.

By:	/s/ Peter Cook
Name: Peter Cook
Title: President

EXHIBIT A

SHARE PURCHASE AGREEMENT